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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1912) pertaining to the Second Amended and Restated 1994 Stock Option Plan of TresCom International, Inc. of our reports dated February 27, 1998 with respect to the consolidated financial statements and schedule of TresCom International, Inc. in the Annual Report (Form 10-K) of TresCom International, Inc. for the year ended December 31, 1997.


                                        /s/ ERNST & YOUNG LLP

Atlanta, Georgia
March 18, 1998